EXHIBIT 99.2


                                                                EXECUTION COPY


                   RESTRUCTURING AGREEMENT AND LIMITED WAIVER

            This RESTRUCTURING AGREEMENT AND LIMITED WAIVER (this "AGREEMENT") is made as of July 1, 2002, by and among AMERICAN GOLF CORPORATION, a California corporation ("COMPANY"), BANK OF AMERICA, N.A., a national banking association ("BANK"), and Purchasers (defined below, and together with Bank, "CREDITORS"). All capitalized terms shall have the meanings set forth in Section I hereof, unless otherwise defined herein.

            A. Pursuant to a Credit Agreement dated as of July 30, 1996 between Bank and Company (as amended, modified or supplemented from time to time, including without limitation by the March Forbearance Agreement, the "CREDIT AGREEMENT"), Bank provided to Company revolving credit and standby letter of credit facilities (the "BANK LOANS") not to exceed at any one time an aggregate principal amount equal to $48,134,000 (the "LOAN PRINCIPAL AMOUNT"). The Credit Agreement and other Loan Documents are presently enforceable against Company in accordance with their terms as a result of the existence of various Events of Default thereunder, including without limitation, the failure of Company to repay the Bank Loans upon the expiration of the Forbearance Period as defined in and set forth in the March Forbearance Agreement.

            B. Pursuant to a 9.35% Senior Secured Note Purchase Agreement dated as of July 30, 1996 between Company and each of the purchasers of Company's 9.35% Senior Secured Notes due July 1, 2004 ("NOTES") identified on Schedule I thereto (collectively, "PURCHASERS"), as amended, modified or supplemented from time to time (the "PURCHASE AGREEMENT"), Company issued and Purchasers purchased Notes in the original aggregate principal amount of $41,500,000. As of the Effective Date, the Notes will have an aggregate outstanding principal amount equal to $30,374,031 (the "PURCHASE PRINCIPAL AMOUNT"). The Purchase Agreement and other Purchase Documents are enforceable against Company in accordance with their terms as a result of the existence of various Events of Default thereunder.

            C. Company has requested that Bank and Purchasers agree to restructure the Bank Loans and Notes, and provide a limited waiver of the existing Events of Default under the Credit Agreement and Purchase Agreement, respectively, as well as any prospective Event of Default which may arise thereunder during the Waiver Period other than any Major Default. Bank and Purchasers are willing to agree to such restructuring and waive such existing and prospective Events of Default, subject to the terms and conditions hereof, including the granting by Company and/or its Affiliates of certain collateral, including the following: (i) first priority leasehold mortgages or deeds of trust encumbering certain real property leased by Company, (ii) first priority security interests and pledges of certain stock or membership interests held by Company, (iii) a limited recourse guaranty by Mountaingate Land, L.P., a California limited partnership ("MOUNTAINGATE LAND"), secured by a second priority deed of trust encumbering certain real property owned by Mountaingate Land, and (iv) a limited recourse guaranty by David G. Price, an individual, secured by a pledge of certain shares of common stock of NGP and certain partnership interests of NGOP currently owned by David G. Price and the David G. Price Trust dated March 5, 1998 (as amended, the "PRICE TRUST"). Pursuant to Collateral Agency Agreements, Creditors have agreed to share the Collateral, in some cases between Creditors, and in other cases among each Creditor and NGOP.


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            D. IT IS THE INTENT OF THE PARTIES HERETO THAT THIS AGREEMENT
ADDRESS THE RESPECTIVE DEBTS AND/OR OBLIGATIONS OF COMPANY TO CREDITORS WHICH ARE FULLY DESCRIBED HEREIN. THIS AGREEMENT DOES NOT PERTAIN TO ANY OTHER INDEBTEDNESS AND/OR OBLIGATIONS OF COMPANY (OR ANY OTHER PERSONS) TO ANY CREDITOR NOT SPECIFICALLY ADDRESSED IN THIS AGREEMENT. ALL TERMS AND PROVISIONS OF ANY AGREEMENTS (INCLUDING, BUT NOT LIMITED TO, THE DEBT DOCUMENTS) BETWEEN COMPANY, ON THE ONE HAND, AND BANK OR PURCHASERS, ON THE OTHER HAND, NOT SPECIFICALLY MODIFIED HEREIN, SHALL REMAIN IN FULL FORCE AND EFFECT IN ACCORDANCE WITH THEIR ORIGINAL TERMS.

            Accordingly, the parties hereto agree as follows:

I. DEFINED TERMS; INTERPRETATION.

            A. DEFINED TERMS. As used in this Agreement, including in the recitals hereof, the following terms shall have the following meanings:

            "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

            "AGC COLLATERAL AGENCY AGREEMENT" means the Collateral Agency Agreement, dated as of the Effective Date, among Company, Bank, Purchasers and the Collateral Agent for the benefit of Bank and Purchasers named therein, in substantially the form of EXHIBIT J.

            "AGC COLLATERAL AGENT" means the Collateral Agent appointed in the AGC Collateral Agency Agreement.

            "AGC/GEI MANAGEMENT SECURITY AGREEMENT" means the Security Agreement, dated as of the Effective Date, among Company, GEI and Collateral Agent, in substantially the form of EXHIBIT M.

            "AGC/NGOP COLLATERAL AGENCY AGREEMENT" means the Collateral Agency Agreement, dated as of the Effective Date, among Company, Bank, Purchasers, NGOP and the Collateral Agent for the benefit of Bank, Purchasers and NGOP named therein, in substantially the form of EXHIBIT K.

            "AGC/NGOP COLLATERAL AGENT" means the Collateral Agent appointed in the AGC/NGOP Collateral Agency Agreement.

            "AGREEMENT" means this Restructuring Agreement and Limited
Waiver.

            "AKIN, GUMP" means Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to Purchasers.


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            "AKIN RETAINER AMOUNT" means any retainer payment made by Company to
Akin Gump for the purpose of ensuring that Costs and Expenses of Purchasers are paid when due.

            "ASSIGNMENT" means any instrument of assignment or sublease required hereunder, executed by Company in favor of the AGC/NGOP Collateral Agent, in form and substance satisfactory to each Creditor.

            "BANK" has the meaning set forth in the introductory paragraph.

            "BANK CONSENT" means the Waiver and Consent, executed by Mountaingate Land, David G. Price, the Price Trust and Bank, in its capacity as the lender to Mountaingate Land under that certain Standing Loan and Swap Commitment dated as of October 7, 1996, and as holder of the existing first deed of trust on the Mountaingate Property, in substantially the form of EXHIBIT P.

            "BANK LOANS" has the meaning set forth in recital paragraph A.

            "BUSINESS DAY" means a day (i) other than Saturday or Sunday, and
(ii) on which commercial banks are open for business in New York, New York, and Los Angeles, California.

            "COLLATERAL" means the property described in the Collateral Documents, and all other property now existing or hereafter acquired which may at any time be or become subject to a Lien in favor of the AGC Collateral Agent or the AGC/NGOP Collateral Agent pursuant to the Collateral Documents or otherwise, securing the Indebtedness and performance of the obligations of Company and its Affiliates hereunder and under the Collateral Documents.

            "COLLATERAL AGENCY AGREEMENT" means (i) the AGC Collateral Agency Agreement, or (ii) the AGC/NGOP Collateral Agency Agreement, as applicable.

            "COLLATERAL AGENT" means (i) the AGC Collateral Agent for the ratable benefit of Creditors, or (ii) the AGC/NGOP Collateral Agent for the ratable benefit of each Creditor and NGOP, as applicable.

            "COLLATERAL DOCUMENTS" means (i) each of the Leasehold Mortgages,
(ii) the Mountaingate Second Mortgage, (iii) the Wholly-Owned Subsidiary Pledge Agreement, (iv) the Majority-Owned Subsidiary Pledge Agreement, (v) the Price Pledge Agreement, (vi) the Lease Subordination Agreement, (vii) the Assignments,
(viii) the AGC Collateral Agency Agreement, (ix) the AGC/NGOP Collateral Agency Agreement, (x) the Bank Consent, (xi) the Registration Rights Agreement, (xii) the AGC/GEI Management Security Agreement, (xiii) the Escrow Agreement, (iv) the Control Agreements and (xiv) any other agreement pursuant to which Company, each of the Guarantors or any other Person provides a Lien on its assets in favor of either Collateral Agent, and all financing statements, fixture filings, assignments, acknowledgments and other filings, documents and agreements made or delivered pursuant thereto.

            "COMPANY" has the meaning set forth in the introductory paragraph.

            "CONFIDENTIALITY AGREEMENT" means the letter agreement, dated June 21, 2002, by and between Casas, Benjamin & White, LLC, as financial advisor to Bank, and NGP.


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            "CONTROL AGREEMENTS" means (i) the Securities Account Control
Agreement entered into by and between David G. Price and the AGC Collateral Agent, and (ii) the Securities Account Control Agreement entered into by and between Mountaingate Land and the AGC Collateral Agent, in each case as provided for in the AGC Collateral Agency Agreement.

            "COSTS AND EXPENSES" means, as to each Creditor, any (i) reasonable out-of-pocket costs and expenses of such Creditor and its or their Affiliates,
(ii) reasonable fees and disbursements of Pillsbury Winthrop LLP and Casas, Benjamin & White, LLC, or Akin Gump and Nightingale, respectively, and any other business advisors and counsel (including outside counsel, local counsel and allocated costs of internal counsel), and (iii) administration and coordination fees of title companies, title appraisal, survey, audit, environmental inspection, consulting, search, recording, filing, and similar costs, fees and expenses, in each case currently owing or hereafter incurred in connection with the negotiation, preparation, execution, delivery and administration of the Restructure Documents, and any amendments, modifications or waivers of the terms thereof.

            "CREDIT AGREEMENT" has the meaning set forth in recital paragraph A.

            "CREDIT ENHANCEMENT AGREEMENT" means the Credit Enhancement Agreement, dated as of the Effective Date, by and among Company, David G. Price and Mountaingate Land, in substantially the form of Exhibit R.

            "CREDITORS" has the meaning set forth in the introductory paragraph.

            "CURRENT RATE" means (i) as to Bank, the Prime Rate plus three (3) percent per annum, and (ii) as to Purchasers, a rate equal to 9.60 percent per annum.

            "DEBT DOCUMENTS" means (i) as to Bank, the Loan Documents, (ii) as to Purchasers, the Purchase Documents, and (iii) as to Bank and Purchasers, the Loan Documents and Purchase Documents.

            "DEFERRED MAKE-WHOLE AMOUNT" has the meaning set forth in Section VI(F).

            "DEFERRED MAKE-WHOLE PAYMENT DATE" shall mean the first to occur of
(i) the expiration of the Waiver Period, (ii) the date on which the principal on any of the Notes or Bank Loans is accelerated in accordance with the terms of this Agreement, (iii) the date on which the Mandatory Payment is due and payable and (iv) the date on which all principal and interest on the Notes and the Bank Loans is due and payable.

            "EFFECTIVE DATE" means the date on which all conditions to the effectiveness hereof set forth in Section VII are satisfied, or waived by Bank and the Required Purchasers (as defined in the Collateral Agency Agreement).

            "ESCROW AGENT" means the escrow agent named in the Escrow Agreement.

            "ESCROW AGREEMENT" means the Escrow Agreement, in substantially the form of EXHIBIT T.


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            "EVENT OF DEFAULT" means (i) as to Bank, any Event of Default as defined in and set forth in the Credit Agreement, and (ii) as to Purchasers, any Event of Default as defined in and set forth in the Purchase Agreement.

            "EXISTING LOAN DEFAULTS" has the meaning set forth in Section II(B).

            "EXISTING NOTE PURCHASE AGREEMENT" has the meaning set forth in
Section VI(G).

            "EXISTING PLEDGE AGREEMENT" means the Pledge, Collateral Agency and Intercreditor Agreement, dated as of July 30, 1996, among Company, GEI, Bank, Purchasers, Bank, not individually but as collateral agent for itself and Purchasers, and the other parties thereto, as modified by the AGC Collateral Agency Agreement.

            "EXISTING PURCHASE DEFAULTS" has the meaning set forth in Section III(B).

            "FIRST INSTALLMENT PAYMENT" has the meaning set forth in Section VI(D).

            "FUNDED DEBT" means (i) any indebtedness for borrowed money, (ii) any contingent obligation relating thereto, (iii) any capital lease obligation out of the ordinary course of business or (iv) any settlement of claims relating to trade payables out of the ordinary course of business; PROVIDED that Funded Debt as used herein shall not include any capital contribution, loan or advance by David G. Price or his Affiliates to Company so long as the indebtedness resulting thereby is unsecured indebtedness and is expressly and unconditionally subordinated to all Indebtedness. For the avoidance of doubt, Funded Debt does not include performance bonds in the ordinary course of business, standby letters of credit in the ordinary course of business, personal property and equipment leases (excluding sale-leaseback transactions), or insurance premium financing agreements in the ordinary course of business.

            "GEI" means Golf Enterprises, Inc., a Kansas corporation.

            "GUARANTOR" means each of Mountaingate Land, David G. Price, GEI and Jim Colbert Golf.

            "GUARANTY" means, as to any Guarantor, the Limited Recourse Guaranty of such Guarantor dated as of the Effective Date, executed by such Guarantor in favor of the AGC Collateral Agent for the benefit of Creditors, in substantially the form of EXHIBIT D, EXHIBIT E, EXHIBIT L or EXHIBIT O, respectively.

            "INDEBTEDNESS" means (i) as to Bank, the Loan Indebtedness, (ii) as to Purchasers, the Purchase Indebtedness, and (iii) as to Bank and Purchasers, the Loan Indebtedness and Purchase Indebtedness.

            "INTEREST PAYMENT SCHEDULE" means, (i) as to Bank, commencing on July 31, 2002, and then in arrears on the last Business Day in each month thereafter until payment in full of the Loan Indebtedness, and (ii) as to Purchasers, as set forth on SCHEDULE 1 until the end of the Waiver Period, and then thereafter in accordance with the interest payment terms of the Purchase Agreement.


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            "JIM COLBERT GOLF" means Jim Colbert Golf, Inc., a Nevada
corporation.

            "LEASE SUBORDINATION AGREEMENT" means the Subordination of Lease Agreement, dated as of the Effective Date, executed by and among Mountaingate Land, Company and Bank, in substantially the form of EXHIBIT G.

              "LEASEHOLD MORTGAGE" means a first priority leasehold mortgage or deed of trust encumbering the lease covering each Leasehold Property, executed by Company for the benefit of the AGC/NGOP Collateral Agent, or Jim Colbert Golf or GEI for the benefit of the AGC Collateral Agent, as applicable, in substantially the form of EXHIBIT A.

            "LEASEHOLD PROPERTY" means any real property subject to (i) a lease between Company as tenant and NGOP as landlord, (ii) a lease between Company as tenant and a landlord other than NGOP to the extent that such lease can be encumbered without the consent of such third party landlord, in each case as described on SCHEDULE 2, (iii) a lease between Jim Colbert Golf as tenant and a landlord other than NGOP to the extent that such lease can be encumbered without the consent of such third party landlord, as described on SCHEDULE 7, or (iv) a lease between GEI as tenant and NGOP as landlord, as described on SCHEDULE 8.

            "LIEN" means any mortgage, deed of trust, pledge, security interest, assignment, charge or encumbrance, lien or other preferential arrangement.

            "LOAN DOCUMENTS" means the Credit Agreement, the Existing Pledge Agreement, and all other certificates, documents, agreements and instruments executed in connection with, as collateral for or in furtherance of the Credit Agreement or in connection with any amendments or modifications thereto.

            "LOAN INDEBTEDNESS" has the meaning set forth in Section II(C).

            "LOAN PRINCIPAL AMOUNT" has the meaning set forth in recital paragraph A.

            "MAJOR DEFAULT" means any of the events or circumstances specified in Section XI.

            "MAJORITY-OWNED SUBSIDIARY PLEDGE AGREEMENT" means the Pledge Agreement, dated as of the Effective Date, executed by Company in favor of the AGC/NGOP Collateral Agent for the benefit of each Creditor and NGOP, in substantially the form of EXHIBIT B.

            "MAKE-WHOLE AMOUNT" has the meaning set forth in Section 8.7 of the Purchase Agreement.

            "MANDATORY PAYMENT" has the meaning set forth in Section VI(B).

            "MARCH FORBEARANCE AGREEMENT" means the Forbearance Agreement, dated as of March 8, 2002, between Bank and Company.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, property, condition (financial or otherwise), results of operations, or prospects of Company and its Subsidiaries taken as a whole, (ii) the ability of Company to perform its material obligations


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under the Restructure Documents, or (iii) the validity or enforceability of any of the Restructure Documents or the material rights or remedies of Bank or Purchasers thereunder.

            "MERGER" means the consummation of the transactions contemplated by the Merger Agreement.

            "MERGER AGREEMENT" means the Agreement and Plan of Merger and Reorganization, dated as of March 29, 2002, by and among Company, NGOP, NGP and certain of their respective Affiliates, as amended from time to time.

            "MOUNTAINGATE LAND" has the meaning set forth in recital paragraph
C.

            "MOUNTAINGATE PROPERTY" means the real property owned by Mountaingate Land and commonly known as Mountaingate Country Club, as more fully described in the Mountaingate Second Mortgage.

            "MOUNTAINGATE SECOND MORTGAGE" means the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, executed by Mountaingate Land for the benefit of the AGC Collateral Agent, in in substantially the form of EXHIBIT F.

            "NEWCO" means American International Golf, Inc.

            "NEW LLC" means AGC Operating Company, LLC.

            "NEW LLC MANAGEMENT AGREEMENT" means the Management Agreement, dated as of the Effective Date, by and between Company and New LLC, in substantially the form of EXHIBIT S.

            "NGOP" means National Golf Operating Partnership, L.P., a Delaware limited partnership.

            "NGOP CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of July 30, 1999, among NGOP, NGP, Bank One, N.A., individually and as agent for the lenders party thereto and the lenders party thereto, as amended, modified or supplemented from time to time.

            "NGOP LENDERS FORBEARANCE AGREEMENT" means the Amendment and Extension of Credit Agreement dated as of June 28, 2002, by and among NGOP, NGP, Bank One, NA, individually and as agent for the lenders party thereto and the lenders party thereto, in each case as subsequently amended, modified or supplemented from time to time.

            "NGP" means National Golf Properties, Inc., a Maryland corporation.

            "NGP SIDE LETTER" means a side letter, executed by Company, NGP and each Creditor, in substantially the form of EXHIBIT N.

            "NIGHTINGALE" means Nightingale & Associates LLC, financial advisor to Purchasers.


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            "NIGHTINGALE RETAINER AMOUNT" means any retainer payment made by
Company to Nightingale for the purpose of ensuring that Costs and Expenses of Purchasers are paid when due.

            "NOTES" has the meaning set forth in recital paragraph B.

            "PERMITTED LIENS" means any Liens expressly permitted under the Leasehold Mortgages or the Mountaingate Mortgage, respectively.

            "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

            "PRICE PLEDGE AGREEMENT" means the Stock and Partnership Interest Pledge Agreement, dated as of the Effective Date, executed by David G. Price and the Price Trust in favor of the AGC Collateral Agent for the benefit of Creditors, in substantially the form of EXHIBIT H.

            "PRICE TRUST" has the meaning set forth in recital paragraph C.

            "PRINCIPAL AMOUNT" means (i) as to Bank, the Loan Principal Amount, and (ii) as to Purchasers, the Purchase Principal Amount.

            "PURCHASE AGREEMENT" has the meaning set forth in recital paragraph
B.

            "PURCHASE DOCUMENTS" means the Purchase Agreement, the Notes, the Existing Pledge Agreement, and all other certificates, documents, agreements and instruments executed in connection with, as collateral for or in furtherance of the Purchase Agreement or in connection with any amendments or modifications thereto.

            "PURCHASE INDEBTEDNESS" has the meaning set forth in Section III(C).

            "PURCHASE PRINCIPAL AMOUNT" has the meaning set forth in recital paragraph B.

            "PURCHASERS" has the meaning set forth in recital paragraph B.

            "RECAPITALIZATION NON-PAYMENT NOTICE" has the meaning set forth in
Section IX(A).

            "REGISTRATION RIGHTS AGREEMENT" means the Unit Exchange and Registration Rights Agreement dated as of the Effective Date, executed by NGP in favor of Bank and Purchasers, in substantially the form of EXHIBIT I.

            "RENT DEFERRAL AGREEMENT" means the Rent Deferral Agreement, dated as of the Effective Date, by and among Company, Newco, NGP, NGOP and GEI, in substantially the form of EXHIBIT Q.

            "RESTRUCTURE DOCUMENTS" means this Agreement, the Debt Documents, the Collateral Documents, the Guaranties, the NGP Side Letter, the Rent Deferral Agreement and all other



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certificates, documents, agreements and instruments delivered to any Creditor or
Collateral Agent under or in connection with this Agreement.

            "SIGNIFICANT SUBSIDIARY" means each of the following entities:
(i) AGC-Park Hill Joint Venture, (ii) AG Los Coyotes, LLC, (iii) American Golf Australia Pty., Ltd., (iv) American Golf of Atlanta, (v) American Golf of Detroit, (vi) American Golf (U.K.) Ltd., (vii) AM Golf Corporation, (viii) CW Golf Partners, (ix) Golf Acquisitions, LLC, (x) XYZ Assets, LLC and (xi) New LLC.

            "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refers to a Subsidiary of Company.

            "THIRD-PARTY LEASE" means any lease between Company as tenant and a landlord other than NGOP.

            "THIRD-PARTY MANAGEMENT CONTRACT" means any golf course management contract between Company and any third party other than NGOP.

            "WAIVER FEE AMOUNT" means (i) as to Bank, an amount equal to $361,000, and (ii) as to Purchasers, an amount equal to $518,275.

            "WAIVER FEES" has the meaning set forth in Section VI(E).

            "WAIVER PERIOD" shall be the period from and after the Effective Date through and including March 31, 2003.

            "WHOLLY-OWNED SUBSIDIARY PLEDGE AGREEMENT" means the Pledge Agreement, dated as of the Effective Date, executed by Company in favor of the AGC/NGOP Collateral Agent, in substantially the form of EXHIBIT C.

            B. INTERPRETATION.

            1. The recitals set forth above are incorporated as the agreement of Company and each Creditor.

            2. Any reference to a Section, a Schedule or an Exhibit is a reference to a section hereof, or a schedule or an exhibit hereto, respectively.

            3. The words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, subsection, paragraph or clause in which the respective word appears.

            4. The meaning of defined terms shall be equally applicable to both the singular and the plural forms of the terms defined.


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            5. The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation."

            6. Any captions and headings are for convenience of reference only and shall not effect the construction of this Agreement or any Debt Documents.

            7. This Agreement constitutes and combines the "2002 Bank Forbearance Agreement" and the "2002 Noteholders Forbearance Agreement," as referenced in the Leasehold Mortgages and the Mountaingate Second Mortgage.

II. ACKNOWLEDGMENTS TO BANK. Company hereby reaffirms to Bank all acknowledgements, representations and warranties set forth in Section I of the March Forbearance Agreement and further acknowledges, warrants and represents to Bank that the following statements of facts regarding the Loan Documents are true and correct:

            A. ENFORCEABILITY OF LOAN DOCUMENTS. The Loan Documents set forth the legal, valid, binding and continuing obligations of Company to Bank, enforceable in accordance with their respective terms and conditions. Company does not contest the validity of the obligations owed to Bank pursuant to the Loan Documents, the nature, amount or existence of defaults or events of default under the Loan Documents, the maturity of the Bank Loans or the enforceability of the rights of Bank under the Loan Documents, including, among other things, the right to demand payment in full of all amounts outstanding pursuant to the Credit Agreement and to seek the collection thereof pursuant to the rights and remedies available to Bank under the Loan Documents or applicable law. Company agrees that the liens and security interests granted under the Loan Documents are valid, protected and proper security for the obligations that they secure. Company has no claims, cross-claims, counterclaims, setoffs or defenses of any kind or nature which would in any way reduce or offset its obligations to Bank under the Loan Documents as of the Effective Date.

            B. THE EXISTING LOAN DEFAULTS. Subject to Section V hereof, the following additional Events of Default exist under the Credit Agreement (together with the Events of Default set forth in the March Forbearance Agreement, the "EXISTING LOAN DEFAULTS"), which Existing Loan Defaults have neither been cured by Company (or any other Person) nor waived by Bank as of the date hereof:

          (1) Company has violated the covenant to give Bank prompt written notice of both (i) all litigation affecting Company or any of its majority-owned subsidiaries where the amount claimed is over $1,000,000, as required by Section 9.1(a) of the Credit Agreement, and
          (ii) any default arising from the failure to pay a material amount of money under any material lease, as required by Section 9.1(e) of the Credit Agreement;

          (2) Company has violated the financial covenant contained in Section
          9.4 of the Credit Agreement that Company maintain at all times on a consolidated basis a Tangible Net Worth of at least $22,500,000, PLUS the amount equal to ninety percent (90%) of the difference between (i) Company's net income, after taxes (without subtracting losses), earned in each fiscal year and (ii) dividends and


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          distributions permitted under the terms of the Credit Agreement for the applicable period;

          (3) Company has violated the financial covenant contained in Section
          9.5 of the Credit Agreement that Company maintain a maximum Senior Funded Debt to Adjusted EBITDA Ratio not to exceed 2.80:1;

          (4) Company has violated the financial covenant contained in Section
          9.6 of the Credit Agreement that Company maintain a minimum Fixed Charge Coverage of Ratio at least 1:1;

          (5) Company has triggered the Event of Default provision contained in
          Section 10.9 of the Credit Agreement regarding any defaults under any material leases and obligations owing to third parties other than Bank;

          (6) Company has triggered the Event of Default provision contained in
          Section 10.10 of the Credit Agreement regarding any "Event of Default" (as defined therein) which occurs under the Purchase Agreement;

          (7) Company has triggered the Event of Default provision contained in
          Section 10.14 of the Credit Agreement regarding Company's failure to comply with or perform any term or condition contained in Sections 9.4, 9.5 and 9.7 through 9.17 of the Credit Agreement;

          (8) Company has triggered the Event of Default provision  contained in
          Section 10.15 of the Credit Agreement regarding Company's failure (i) to comply with the financial covenant contained in Section 9.6 of the Credit Agreement relating to the maintenance of a Fixed Charge Coverage Ratio and (ii) to remedy such default as permitted therein;

          (9) Company has triggered the Event of Default provision contained in
          Section 10.17 of the Credit Agreement regarding any material adverse change in the financial condition or results of operations of Company;

          (10) Company has failed to repay the Bank Loans in full upon the expiration of the Forbearance Period set forth in the March Forbearance Agreement in accordance with the March Forbearance Agreement and Sections 2.2 and 3.2 of the Credit Agreement;

          (11) Company has failed to provide Bank with financial statements and projections in accordance with Sections 9.2(a), (b), (d), (e), (f) and
          (g) of the Credit Agreement;

          (12) Company has failed to comply with the affiliate transactions requirements in accordance with Section 9.27 of the Credit Agreement;

          (13) Company has failed to pay when due any sum outstanding under the Credit Agreement in accordance with Section 10.1 of the Credit Agreement;

          (14) Company has failed to repay the entire outstanding principal amount of Advances under Facility A on the Facility A Maturity Date, March 29, 2002 in accordance with Section 2.2(g) of the Credit Agreement;

          (15) Company has failed to comply with the covenant contained in
          Section 9.9 of the Credit Agreement by paying cash for bonds required under certain real property leases, paying deposits to vendors and the financing of insurance policies;

          (16) Company has failed to comply with the covenant contained in
          Section 9.11 of the Credit Agreement that Company shall reduce the outstanding debt under Facility A to $5,000,000 for 30 days during June 1 to November 30th period.

          (17) Company failed to comply with covenant contained in Section 9.16 of the Credit Agreement requiring that AGC be the surviving entity in a consolidation, merger or acquisition;

          (18) Company has violated the covenant contained in Section 9.21 of the Credit Agreement that AGC not make extensions of credit to GEI; and

          (19) Company has violated the covenant contained in Section 9.25 of the Credit Agreement requiring that Bank will be secured equally and ratably.

     C. THE LOAN INDEBTEDNESS. There is presently a principal balance and a letter of credit obligation due, owing and unpaid from Company to Bank under the Loan Documents in the Loan Principal Amount; together with any and all unpaid interest which has accrued and continues to accrue thereon in accordance with and at the rates specified in the Loan Documents as modified by this Agreement; together with any other contractual obligation currently owing or hereafter incurred under the Credit Agreement; together with any Costs and Expenses. (The aggregate amount currently or hereafter owed by Company to Bank pursuant to the Loan Documents and this Agreement is hereinafter referred to as the "LOAN INDEBTEDNESS").

III. ACKNOWLEDGMENTS TO PURCHASERS. Company hereby acknowledges, warrants and represents to Purchasers that the following statements of fact regarding their Purchase Documents are true and correct:

            A. ENFORCEABILITY OF PURCHASE DOCUMENTS. The Purchase Documents set forth the legal, valid, binding and continuing obligations of Company to Purchasers, enforceable in accordance with their respective terms and conditions. Company does not contest the validity of the obligations owed to Purchasers pursuant to the Purchase Documents, the nature, amount or existence of defaults or events of default under the Purchase Documents or the enforceability of the rights of Purchasers under the Purchase Documents, including among other things, the right to demand payment in full of all amounts outstanding pursuant to the Purchase Agreement and to seek the collection thereof pursuant to the rights and remedies available to Purchasers under the Purchase Documents or applicable law. Company agrees that the liens and security interests granted under the Purchase Documents are valid, protected and proper security for the obligations that they secure. Company has no claims, cross-claims, counterclaims, setoffs or defenses of any kind or nature which would in any way reduce or offset its obligations to Purchasers under the Purchase Documents as of the Effective Date.

     B. THE EXISTING PURCHASE DEFAULTS. Subject to Section V hereof, the following Events of Default exist under the Purchase Agreement (collectively, the "EXISTING PURCHASE DEFAULTS"), which Existing Purchase Defaults have neither been cured by Company (or any other Person) nor waived by Purchasers:

          (1) Company has violated the limitation on Priority Debt set forth in
          Section 10.1 of the Purchase Agreement by incurring Priority Debt excluding (i) Existing Secured Debt (excluding extensions, renewals or refunds of such Existing Secured Debt) and (ii) Indebtedness and Attributable Debt not otherwise permitted pursuant to Section 10.1, where Priority Debt exceeds 10% of Consolidated Net Tangible Assets at the time of Incurrence;

          (2) Company has violated the restriction on Restricted Payments set forth in Section 10.7 of the Purchase Agreement;

          (3) Company has violated the financial covenant set forth in Section
          10.8 of the Purchase Agreement that Company maintain a ratio of Total Indebtedness to Consolidated EBITDA for the four consecutive Fiscal Quarters then most recently ended which is greater than 2.25:1.00;

          (4) Company has violated the financial covenant set forth in Section
          10.9 of the Purchase Agreement that Company by permitting, at any time prior to the IPO Date, Consolidated Tangible Net Worth to be less than the sum of (i) $51,682,600, plus (ii) solely with respect to the any Fiscal Quarter in a Fiscal Year which has not ended prior to the time of determination, the sum of 25% of Consolidated Net Income for each such Fiscal Quarter ending on or after June 30, 19996, for which Consolidated Net Income is a positive number, plus (iii) 25% of Consolidated Net Income for the period beginning April 1, 1996 and ending December 31, 1996, and each Fiscal Year thereafter for which Consolidated Net Income is a positive number;

          (5) Company has violated the financial covenant set forth in Section
          10.10 of the Purchase Agreement, by permitting the Fixed Charge Coverage Ratio, at any time, to be less than 1.10 to 1.00;

          (6) Company has failed to comply with Sections 7.1 and 7.2 (a), (b) and (d) of the Purchase Agreement by late delivery of quarterly and annual financial statements and Certificates for AGC and Notice of Default required within five days;

          (7) Company has failed to comply with Section 9. 7 of the Purchase Agreement by late or non-delivery of Notice of Events of Default and failure to pay money under any material lease;

          (8) Company has violated Section 10.2 of the Purchase Agreement by violating the requirement that only Permitted Liens are allowed or must be secured equally and ratably;

          (9) Company has violated Section 10.5 of the Purchase Agreement by violating the requirement that transactions with Affiliates be fair and reasonable and no less favorable than that of an arms length transaction;

          (10) Company has failed to comply with Sections 11(c), (d) and (e) of the Purchase Agreement: (c) default in the due and punctual payment of all or any part of the principal, (d) default shall be made in the performance or observance of any covenant, agreement or condition contained in this Agreement and such default shall have continued for a period of twenty days, and (e) default in payment of Indebtedness over $5,000,000; and

          (11) Company has failed to timely comply with Section 10.1 of the Purchase Agreement requiring payment of any amount outstanding by the payment of $1,949,489.98 owing to Purchasers on July 1, 2002 by making a payment on July 2, 2002.

     C. THE PURCHASE INDEBTEDNESS. There is presently a principal balance due, owing and unpaid from Company to Purchasers under the Purchase Documents in the Purchase Principal Amount; together with any and all unpaid interest which has accrued and continues to accrue thereon in accordance with and at the rates specified in the Purchase Documents as modified by this Agreement; together with any Make-Whole Amount or other contractual obligation currently owing or hereafter incurred under the Purchase Documents; together with any currently owing or hereafter incurred Costs and Expenses (the aggregate amount currently or hereafter owed by Company to Purchasers pursuant to the Purchase Documents and this Agreement is hereinafter referred to as the "PURCHASE INDEBTEDNESS").

IV. LIMITED SCOPE OF AGREEMENT. Nothing contained in this Agreement shall be interpreted as or be deemed a release or a waiver by either Creditor of any of the terms or conditions of their respective Debt Documents, or any other documents, instruments and agreements between or among the parties hereto except as specifically provided in this Agreement. Unless specifically modified herein, all other terms and provisions of the Debt Documents shall remain in full force and effect in accordance with their original terms. This Agreement does not constitute a waiver or release by either Creditor of any obligations between Company and such Creditor or a waiver by either Creditor of any defaults or events of default by Company under such Creditor's Debt Documents, unless expressly so provided herein, nor between either Creditor and any other Person.

V. WAIVER; TERMINATION OF WAIVER. Subject to the terms and conditions hereof, including Company's satisfaction of all conditions precedent set forth in
Section VII below, (i) Bank hereby waives all Existing Loan Defaults and any Event of Default which may arise after the Effective Date, other than a Major Default, and (ii) Purchasers waive all Existing Purchase Defaults and any Event of Default which may arise after the Effective Date, other than a Major Default, in each case only through the Waiver Period; PROVIDED that upon the occurrence of any

Major Default, each Creditor's waivers shall immediately terminate without further notice, all Existing Loan Defaults and Existing Purchase Defaults, and any Event of Default that shall have arisen since the Effective Date, shall be reinstated, and each Creditor shall be entitled to immediately enforce its rights and remedies hereunder and under its Debt Documents with respect to such Existing Loan Defaults, Existing Purchase Defaults and Events of Default, all as if such Existing Purchase Defaults, Existing Loan Defaults and Events of Default had never been waived. Company acknowledges and agrees that, immediately after the Waiver Period expires, if the Loan Indebtedness and Purchase Indebtedness have not been fully repaid, each Creditor may, without further notice, exercise all of the rights and remedies contained in its Debt Documents and in this Agreement or available under applicable law, whether or not any Events of Default or Major Defaults then exist.

VI. TERMS AND CONDITIONS OF WAIVERS; MODIFICATIONS TO THE DEBT DOCUMENTS. As additional consideration for each Creditor's agreement to enter into this Agreement, Company and such Creditor agree to the following terms and conditions which to the extent that they are inconsistent with the terms of the Debt Documents, shall modify the Debt Documents as specifically set forth below; PROVIDED, HOWEVER, that all terms and conditions of the Debt Documents not specifically modified in this Agreement shall remain in full force and effect in accordance with their original terms:

     A. EXTENSION OF MATURITY DATE. The Maturity Date of the Bank Loans shall be extended from March 29, 2002 to the earlier of (1) the end of the Waiver Period or (2) the consummation of the Merger.

     B. MANDATORY PAYMENT. Prior to or concurrently with the Merger, Company shall pay to Bank and Purchasers, respectively, directly and not through any collateral agent, (i) the entire outstanding Loan Indebtedness, and (ii) the entire outstanding Purchase Indebtedness, including the Make-Whole Amount (collectively, the "MANDATORY PAYMENT").

     C. INTEREST. Notwithstanding any other provisions contained in the Debt Documents, the applicable rate of interest shall be the Current Rate. Company shall pay interest to each Creditor, directly and not through any collateral agent, in accordance with the Interest Payment Schedule.

     D. AMORTIZATION. Company shall repay to each Creditor, directly and not through any collateral agent, the outstanding ratable Principal Amount owing under such Creditor's Debt Documents (for the avoidance of any confusion, such Principal Amount shall exclude any interest or Make-Whole Amount) in accordance with the following schedule:

          (1) $6,050,510 (the "FIRST INSTALLMENT PAYMENT") on the Effective Date--consisting of $4,786,058 to Bank and $1,264,452 to Purchasers;

          (2) $3,000,000 on September 1, 2002--consisting of $1,794,772 to Bank and $1,205,228 to Purchasers;

          (3) $3,000,000 on October 1, 2002--consisting of $1,794,772 to Bank and $1,205,228 to Purchasers;

          (4) $2,000,000 on November 1, 2002--consisting of $1,196,514 to Bank and $803,486 to Purchasers;

          (5) $4,000,000 on January 1, 2003--consisting of $2,393,029 to Bank and $1,606,971 to Purchasers; and

          (6) $4,000,000 on March 1, 2003--consisting of $2,393,029 to Bank and
          $1,606,971 to Purchasers.

The foregoing amortization payments to Purchasers shall be in lieu of any scheduled principal payments otherwise payable to Purchasers under the Purchase Documents.

     E. WAIVER FEE; REIMBURSEMENT OF COSTS AND EXPENSES. As additional consideration for Creditors' willingness to enter into this Agreement, Company shall pay a waiver fee (collectively, the "WAIVER FEES") to each Creditor, directly and not through any collateral agent, in the Waiver Fee Amount. Costs and Expenses of Creditors shall be reimbursed on the Effective Date in accordance with Section VI(F) below, and shall be invoiced by Bank and Akin Gump, respectively.

     F. PAYMENTS; AUTOMATIC DEBITING OF COMPANY'S ACCOUNTS AT BANK. (i) Company expressly authorizes Bank to debit Company's accounts at Bank for all required payments to Bank other than Costs and Expenses, including payments of interest and principal and the Waiver Fee in accordance with this Agreement, without further notice; PROVIDED that such automatic debiting shall be the sole manner in which Bank receives such required payments so long as (a) Company's accounts with Bank contain sufficient funds to permit debiting of such required payments in full and (b) no Major Default exists. Company further expressly authorizes Bank to debit Company's accounts at Bank for reimbursement of all Costs and Expenses, and all other amounts when due to Bank hereunder or under the Loan Documents, upon delivery of twenty-four hours advance written notice by facsimile and verbal notice that such Costs and Expenses have been incurred. In the event Company's accounts at Bank do not contain sufficient funds to permit automatic debiting of any Costs and Expenses in accordance with the foregoing sentence, such Costs and Expenses shall be due five calendar days after Bank delivers a written notice to Company, with a copy to the law firms of Latham & Watkins and Wachtell Lipton Rosen & Katz, stating that failure to pay such unpaid Costs and Expenses within such five calendar day period shall constitute a Major Default. (ii) All required payments to Purchasers, including payments of interest, principal, Waiver Fee and Make-Whole Amount, but not including Costs and Expenses, shall be paid directly to Purchasers in accordance with the addresses and payment instructions set forth on SCHEDULE 1. All Costs and Expenses of Purchasers shall be paid by Company upon receipt of a written invoice from Akin Gump clearly indicating payment instructions and payee. Company shall pay each such invoice directly to the party who prepared the invoice and performed the services. All such Costs and Expenses shall be due within fifteen calendar days after Akin Gump has provided the invoice therefor. In the event that Company fails to pay the invoice within such fifteen calendar day period, Akin Gump shall deliver a written notice to Company, with a copy to the law firms of Latham & Watkins and Wachtell Lipton Rosen & Katz, stating that failure to pay the invoice within an additional fifteen calendar days shall constitute a Major Default. Notwithstanding the foregoing, with respect to invoices for Akin Gump and Nightingale services, if not paid within fifteen calendar days, then

Akin Gump and Nightingale may setoff such unpaid Costs and Expenses from the Akin Retainer Amount and the Nightingale Retainer Amount, respectively; PROVIDED, HOWEVER, this sentence shall not limit or modify any right that Akin Gump or Nightingale may have under their respective retainer arrangements with Company including the ability of Akin Gump or Nightingale to use the retainer as provided in their respective engagement letters with Company. Following exercise of any setoff, Akin Gump shall deliver a notice to Company, with copies to Latham & Watkins and Wachtell Lipton Rosen & Katz, stating that failure to replenish such setoff amount within fifteen days shall constitute a Major Default.

     G. DEFERRED MAKE-WHOLE AMOUNTS. Notwithstanding anything to the contrary provided in the Purchase Agreement as in effect on the date prior to the Effective Date (the "EXISTING NOTE PURCHASE AGREEMENT") or the Notes as in effect on the date prior to the Effective Date, any Make-Whole Amount which, pursuant to the terms of the Existing Note Purchase Agreement, would be payable in respect of any prepayment made pursuant to Section VI(B) or (D) hereof (any such prepayment, an "DEFERRED MAKE-WHOLE PERIOD PREPAYMENT") on the date of such prepayment (a "DEFERRED MAKE-WHOLE AMOUNT") shall be deferred, and shall be calculated and payable, as follows:

          (1) The Deferred Make-Whole Amount with respect to each Deferred Make-Whole Period Prepayment shall be calculated, as of the date that the related Deferred Make-Whole Period Prepayment is made, according to the relevant provisions of the Purchase Agreement by reference to the amortization schedules and interest rates and payment dates in effect under the Purchase Agreement prior to the execution of this Agreement; and

          (2) All Deferred Make-Whole Amounts shall: (i) be subordinated to the payment of principal and interest on the Bank Loans and the Notes in full as provided in Section 15 of the AGC Collateral Agency Agreement and Section 14 of the AGC/NGOP Collateral Agency Agreement, respectively; (ii) be payable in full, together with all accrued interest thereon, on the Deferred Make-Whole Payment Date; and (iii) accrue interest at five (5) percent per annum, compounded semi-annually, from the date that the related Deferred Make-Whole Period Prepayment is made until the Deferred Make-Whole Payment Date (and, if not paid in full on the Deferred Make-Whole Payment Date, the unpaid portion thereof shall bear interest from the Deferred Make-Whole Payment Date until the date of payment thereof at the Current Rate).

VII. CONDITIONS TO EFFECTIVENESS. This Agreement shall not be binding upon the parties hereto until and unless each of the following conditions to effectiveness has been satisfied, or is waived in writing by Bank and the Required Purchasers (as defined in the Collateral Agency Agreement):

     A. DELIVERIES INTO ESCROW. On July 22, 2002, (i) Company shall have paid into escrow an amount equal to $8,143,310.04, representing the sums set forth in Sections VII(B) and (G) below to be held and released by the Escrow Agent pursuant to the terms of the Escrow Agreement; and (ii) the respective parties to the Restructure Documents shall have executed and delivered into escrow the documents set forth in Sections (C)(1), (D), (E) and
(F) below to be held and released by the Escrow Agent pursuant to the terms of the Escrow Agreement.

     B. FIRST INSTALLMENT PAYMENT; FEES AND EXPENSES. Escrow Agent shall have paid to each Creditor out of the escrowed funds its ratable share of the First Installment Payment as set forth in Section VI(D), (ii) its Waiver Fee as set forth in Section VI(E), and (iii) all invoiced Costs and Expenses in accordance with Section VI(F) (for purposes of payment of invoiced Costs and Expenses as a condition to effectiveness of this Agreement, the mechanics of Section VI(F) do not apply). Escrow Agent shall also have paid to Akin Gump an amount equal to $25,000 as an additional Akin Retainer Amount.

     C. RESTRUCTURE DOCUMENTS.

          1. Escrow Agent shall have delivered to each Creditor the following Restructure Documents, executed by each of the respective parties hereto or thereto: (i) this Agreement, (ii) the Collateral Documents other than the Leasehold Mortgages and (iii) the Guaranties.

          2. The Leasehold Mortgages shall be executed by each of the respective parties thereto and delivered as soon as reasonably practicable after the execution and delivery of the other Restructure Documents. Upon receipt of the Leasehold Mortgages and verbal notice from Pillsbury Winthrop LLP that such Leasehold Mortgages are ready for execution, Company shall promptly (but in no event more than two Business Days after receipt of such Leasehold Mortgages) execute and deliver the Leasehold Mortgages to the Escrow Agent.

     D. DOCUMENTS AND ACTIONS RELATING TO COLLATERAL. Escrow Agent shall have delivered to the Collateral Agent, with a copy to each Creditor upon request:

          (1) the certificates representing the pledged securities referred to in the Price Pledge Agreement and the Wholly-Owned Subsidiary Pledge Agreement, and undated stock powers for such certificates executed in blank;

          (2) evidence that (i) New LLC has been duly organized, and (ii) all Third-Party Leases and Third-Party Management Contracts for which no landlord or third party consent is necessary, as more specifically set forth on SCHEDULE 3, have been assigned to New LLC; and

          (3) a Memorandum of Lease with respect to each Leasehold Deed of Trust for which a memorandum of lease has not already been recorded.

     E. ADDITIONAL CLOSING DOCUMENTS AND ACTIONS. Escrow Agent shall have delivered to each Creditor a copy of the following, executed by each of the parties thereto:

          (1) the Rent Deferral Agreement;

          (2) the Credit Enhancement Agreement;

          (3) the Confidentiality Agreement;

          (4) the New LLC Management Agreement;

          (5) the NGP Side Letter;

          (6) a certificate from the Secretary or Assistant Secretary of Company certifying as of the Effective Date (A) copies of the resolutions of the board of directors of Company authorizing the execution, delivery and performance of this Agreement and the other Restructure Documents to which Company is a party, and (B) the names, titles and true signatures of each officer of Company authorized to execute and deliver this Agreement and the other Restructure Documents to which Company is a party; and

          (7) all other documentation and instruments which are deemed by such Creditor, in its sole and absolute discretion, to be necessary in connection with or to effectuate the terms and intent of this Agreement.

     F. ADDITIONAL ASSIGNMENTS. Escrow Agent shall have delivered to the Collateral Agent Assignments for all Third-Party Leases and Third-Party Management Contracts for which landlord or third-party consent is necessary as described on SCHEDULE 4.

     G. TITLE INSURANCE PREMIUMS. Escrow Agent shall have paid an amount equal to (1) $12,500 to the AGC Collateral Agent for the ratable benefit of Creditors under the AGC Collateral Agency Agreement, to be allocated and to be used as directed by Creditors in their sole and absolute discretion towards paying title insurance premiums payable in respect of the Mountaingate Second Mortgage and
(ii) $140,500 to the AGC/NGOP Collateral Agent for the ratable benefit of Creditors and NGOP under the AGC/NGOP Collateral Agency Agreement, to be allocated and to be used as directed by Creditors and NGOP in their sole and absolute discretion towards paying title insurance premiums payable in respect of the Leasehold Mortgages.

            H. EFFECTIVE DATE. The Effective Date shall have occurred no later than August 8, 2002.

VIII. REPRESENTATIONS AND WARRANTIES. Company hereby represents and warrants to each Creditor, as of the Effective Date, that:

     A. AUTHORIZATION; NO CONFLICT. The execution, delivery and performance by Company of this Agreement and the other Restructure Documents (i) have been duly authorized by all necessary action of Company, (ii) and do not and will not contravene or conflict with or constitute a default or result in a Lien under any other contract, agreement, indenture or undertaking to which Company is a party or by which Company or any of its property may be bound or affected;

     B. BINDING OBLIGATIONS. This Agreement and the other Restructure Documents are valid, binding and legal obligations of Company, enforceable against Company in accordance with their respective terms to the extent that Company is a party thereto, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equity principles.

     C. LITIGATION. There is no material litigation or other proceeding currently pending against Company except as previously disclosed to each Creditor in writing;

     D. CONTRACTUAL OBLIGATIONS. Except for (i) Company's defaults under the NGOP leases, and (ii) the Existing Loan Defaults and Existing Purchase Defaults, Company is not in default of or bound by any contractual obligation in any respect which would adversely affect its ability to perform its obligations under this Agreement;

     E. CONSENTS. Except as otherwise expressly set forth herein, the execution, delivery and performance of this Agreement and the other Restructure Documents do not require the consent or approval of any other Person other than consents or approvals that have already been or are being obtained simultaneously herewith;

     F. SOLE AND LAWFUL OWNER. Company is the sole and lawful owner of all right, title, and interest in and to every claim and other matter which Company purports to settle or compromise herein;

     G. SUBSIDIARY PLEDGES. (i) The Significant Subsidiaries constitute all wholly-owned or majority-owned Subsidiaries of Company which own or lease any material assets, (ii) except as described on SCHEDULE 5, Company does not have any wholly-owned Subsidiaries which owns or leases any material assets, and
(iii) except as described on SCHEDULE 6, Company does not have any majority-owned Subsidiaries which owns or leases any material assets; and

     H. JIM COLBERT GOLF LEASES. Jim Colbert Golf is the current tenant under the leases which cover, respectively, the Briar Wood Golf Course in Baton Rouge, Louisiana and the Bayou Barrier Golf Course in Belle Chase, Louisiana.

IX. COVENANTS. In addition to any covenants which exist in the Debt Documents, Company shall:

     A. Give immediate written notice in reasonable detail to each Creditor, by facsimile followed by overnight courier via a nationally recognized courier service of (i) Company's receipt of written notice from the NGP independent committee, reasonably decided by such independent committee after consultation with NGP's financial advisor, Lazard Freres & Co. LLC, or some other nationally recognized financial advisor reasonably acceptable to Creditors, to the effect that the recapitalization initiative pursuant to which Creditors shall, in accordance with the terms of this Agreement, be paid in full by no later than March 31, 2003 is no longer viable (the "RECAPITALIZATION NON-PAYMENT NOTICE"), and (ii) the occurrence of a Major Default or any condition, event or act which, with the giving of notice or the passage of time or both, would constitute a Major Default.

     B. Use commercially reasonable efforts to promptly obtain the consent from applicable landlords and third parties to assignments and subleases to New LLC of all Third-Party Leases and Third-Party Management Contracts which are not assigned to New LLC on or prior to the Effective Date, as described on SCHEDULE 6.

     C. On the first Business Day of each month following the date hereof, furnish to each Creditor a certificate of a duly authorized officer of Company
(i) describing any payment made to NGP or NGOP during the previous month, and
(ii) representing and warranting to such Creditor that such payment could not be deferred pursuant to the terms of the Rent Deferral Agreement.

     D. Without limiting any existing audit right of Bank under the Credit Agreement, permit employees or agents of each Creditor, at any reasonable time during normal business hours and upon reasonable notice, to inspect Company's properties and to examine or audit Company's books, accounts and records to verify the information contained in any certificate delivered pursuant to
Section IX(C).

     E. Deliver to each Creditor (whether or not such Creditor is otherwise entitled to such delivery) such financial statements, financial reports and other financial information as are required to be delivered by Company pursuant to and in accordance with the Debt Documents.

     F. Ensure that an authorized signatory of each of Company and Jim Colbert Golf is available to execute and deliver the Leasehold Mortgages upon one Business Day advance notice.

X. RELEASE OF CLAIMS.

     A. Company represents and agrees that it has diligently and thoroughly investigated the existence of any Claim (as defined below), and, to its knowledge and belief, no Claim exists and no facts exist that could give rise to or support a Claim. As additional consideration for each Creditor's entering into this Agreement, Company by its execution of this Agreement, and on behalf of itself and each of its respective agents, employees, directors, officers, attorneys, business advisors, affiliates, subsidiaries, successors and assigns (each a "RELEASING PARTY"), each hereby release and forever discharge each Creditor and each of such Creditor's agents, direct and indirect shareholders, employees, directors, officers, attorneys, business advisors, branches, affiliates, subsidiaries, successors and assigns (each a "RELEASED PARTY") from all damages, losses, claims, demands, liabilities, obligations, actions and causes of action whatsoever (collectively "CLAIMS") that the Releasing Parties or any of them may, as of the date hereof, have or claim to have against any or all of the Released Parties, in each case whether currently known or unknown or with respect to which the facts are known (or should have been known), that could give rise to or support a Claim and of every nature and extent whatsoever on account of or in any way relating to, arising out of or based upon any Debt Document or this Agreement or the negotiation or documentation hereof or any amendments under the Debt Documents effected by this Agreement or the transactions contemplated by the Debt Documents or hereby, or any action or omission in connection with any of the foregoing, including all such losses or damages of any kind heretofore sustained or that may arise as a consequence of the dealings between the parties up to the date hereof in connection with or in any way related to any Debt Document or this Agreement.

            B. Each Releasing Party further covenants and agrees that it has not heretofore assigned, and shall not hereafter sue any Released Party upon, any Claim released or purported to be released under this Section X, and each Releasing Party shall indemnify and hold harmless the Released Parties against any loss or liability on account of any actions brought by such Releasing Party or its assigns or prosecuted on behalf of such Releasing Party and relating to any Claim released or purported to be released under this Section X. It is further understood and agreed that any and all rights under the provisions of Section 1542 of the California Civil Code are expressly waived by each of the Releasing Parties. Section 1542 of the California Civil Code provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

XI. MAJOR DEFAULTS. A "MAJOR DEFAULT" shall occur herein if any one or more of the following events occur:

     A. NONPAYMENT OF INDEBTEDNESS. Company shall fail to pay when due any Indebtedness as set forth in Section VI; or

     B. BREACH OF FINANCIAL PROVISION OF NGOP CREDIT AGREEMENT. There is a breach of Section 7.20(vi) of the NGOP Credit Agreement, as in effect as of the Effective Date; or

     C. MATERIAL INDEBTEDNESS. Any principal, interest or other amount shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof pursuant to (i) the NGOP Lenders Forbearance Agreement or (ii) the Note Purchase Agreements (as defined in the NGOP Credit Agreement); or

     D. VOLUNTARY BANKRUPTCY. Any of Company, NGP or NGOP shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its property, (iv) institute any proceeding seeking an order for relief under the federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section XI(D) or (vi) not pay, or admit in writing its inability to pay, its debts generally as they become due; or

     E. INVOLUNTARY BANKRUPTCY. A receiver, trustee, examiner, liquidator or similar official shall be appointed for any of Company, NGP or NGOP, or a proceeding described in Section XI(D) shall be instituted against Company, NGP or NGOP and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days; or

     F. JUDGMENTS. Company shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders for the payment of money in an amount which, when added to all other judgments or orders outstanding against Company would exceed $10,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith; or

     G. REVOCATION OF GUARANTY. The revocation or attempted revocation of any Guaranty; or

     H. RECAPITALIZATION. Company shall have received a Recapitalization Non-payment Notice from NGP; or

     I. FUNDED DEBT. Company shall incur any Funded Debt; or

     J. LIENS. Company shall suffer or permit any Lien to attach to any of its property, now owned or hereafter acquired, securing any Funded Debt; or

     K. PAYMENTS TO NGP/NGOP. (i) Company shall fail to perform or observe the covenant set forth in Section IX(C) or (D), or (ii) Company shall make any payment to or on behalf of NGP or NGOP for any delinquent rent payment or lease termination fee that is permitted to be deferred pursuant to the terms of the Rent Deferral Agreement (whether or not then in effect), PROVIDED that any such payment permitted to be deferred that was made in good faith to or on behalf of NGP or NGOP by Company but that is later disputed in good faith as having been permitted to be deferred under the Rent Deferral Agreement shall not be a Major Default so long as, within thirty calendar days after such payment is disputed, such payment is repaid to Company or offset by future payments which otherwise would not be permitted to be deferred under the Rent Deferral Agreement or (iii) any representation or warranty contained in any monthly certificate required to be delivered under Section IX(C) shall prove to have been incorrect when made or shall have omitted any information required by Section IX(C), and such breach shall continue unremedied for thirty calendar days after delivery of notice that such payment is disputed. For purposes of the foregoing clause (iii), such breach may be remedied within the thirty calendar day period solely by the repayment by or on behalf of NGP or NGOP, or offset by future payments which otherwise would not be permitted to be deferred under the Rent Deferral Agreement, in respect of all payments which were permitted to be deferred under the Rent Deferral Agreement and which nevertheless were made to NGP or NGOP in the month immediately preceding the delivery of the monthly certificate.

     L. AFFILIATES. Company shall make any loans, advances or distributions to any of its Affiliates outside the ordinary course of business; or

     M. BREACH OF PROVISIONS OF COLLATERAL AGENCY AGREEMENT. Except as would not reasonably be expected to result in a Material Adverse Effect, Company shall (i) fail to pay and discharge (or require to be paid and discharged), prior to their becoming delinquent, all taxes, assessments, insurance premiums, charges, encumbrances and liens now or hereafter imposed upon or affecting any Collateral; (ii) fail to obtain and maintain with respect to the Collateral, for the mutual benefit of Company and the Collateral Agent at all times, policies of insurance required to be obtained and maintained by Company under the Collateral Agency Agreement, except for those future changes in insurance determined in the ordinary course of business to be necessary by Company in its commercially reasonable judgment; or (iii) transfer any of the Collateral (other than the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business) other than in compliance with the Collateral Agency Agreement and the other Restructure Documents, in each case, not cured within thirty (30) days after written notice thereof has been given to Company by the Collateral Agent; or

     N. REPRESENTATIONS AND WARRANTIES. Except as would not reasonably be expected to result in a Material Adverse Effect, any representation or warranty by Company set forth in Section VIII(A) shall prove to have been incorrect when made or deemed made; or

     O. AMENDMENT OF CERTAIN AGREEMENTS. The NGP Side Letter or the Rent Deferral Agreement shall be amended, modified or supplemented without the prior written consent of each Creditor.

     P. MANDATORY PAYMENT. The Mandatory Payment shall not be paid to Creditors in accordance with Section VI(B) prior to or concurrently with the Merger.

     Q. COLLATERAL DISPOSITIONS. Company shall cause or permit, or any Subsidiary of Company shall cause or permit, (i) any termination or cancellation of any Course Lease (as defined in the Collateral Agency Agreement) or (ii) any sale, termination or disposition of any material asset, in either case other than in accordance with Section 3 of the AGC Collateral Agency Agreement or the AGC/NGOP Collateral Agency Agreement.

     R. UK DEBT DOCUMENTS. Barclays Bank PLC shall commence enforcement of a judgment lien against any Collateral in respect of the claim of Barclays Bank PLC arising from Company's guaranty of the obligations of American Golf UK, Ltd.

XII. REMEDIES. Subject to the terms of the Collateral Agency Agreements, if a Major Default shall occur under this Agreement, either or both Creditors may, without regard to whether it has already done any of the following as a result of the Existing Loan Defaults or Existing Purchase Defaults, as applicable, exercise, at its election, and without notice, demand, protest or presentment (which notice, demand, protest and presentment are expressly waived), in addition to all rights and remedies granted to it in this Agreement or the other Restructure Documents (other than the Rent Deferral Agreement), any or all of the following rights and remedies:

     A. Such Creditor's limited waiver of Events of Default shall immediately and automatically cease, and such Creditor may exercise all of the rights and remedies available under its Debt Documents, this Agreement and all applicable laws;

     B. Such Creditor may declare all of its Indebtedness immediately due and payable;

     C. Such Creditor may declare interest at the Current Rate to be immediately due and payable for all amounts owing by Company under the Restructure Documents;

     D. Without notice to or demand upon Company, such Creditor may make such payments and do such acts as such Creditor may deem necessary to protect its security interest in the Collateral, and, in exercising any such powers or authority, to pay all expenses incurred in connection therewith; and

     E. Such Creditor may proceed to enforce the Restructure Documents and exercise any or all of the rights and remedies afforded to such Creditor by, inter alia, the California Commercial Code, the California Civil Code, the California Code of Civil Procedure or otherwise possessed by such Creditor under its Debt Documents and all applicable laws or otherwise.

All rights and remedies granted to Creditors hereunder are cumulative, and Creditors shall have the right to exercise any one or more of such rights and remedies alternatively, successively or concurrently as Creditors may, in their sole and absolute discretion, deem advisable.

XIII. REVIVAL CLAUSE. If the incurrence of any debt or the payment of money or transfer of property made to or for the benefit of either Creditor by Company should for any reason subsequently be declared to be "fraudulent" or "preferential" within the meaning of any state or federal law relating to creditors' rights, including, without limitation, fraudulent conveyances, preferences or otherwise voidable or recoverable payments of money or transfers of property, in whole or in part, for any reason (collectively, "Voidable Transfers") under the U.S. Bankruptcy Code or any other federal or state law, and such Creditor is required to repay or restore any such Voidable Transfer or the amount or any portion thereof, or upon the advice of their in-house or outside counsel are advised to do so, then, as to such Voidable Transfer or the amount repaid or restored (including all reasonable costs, expenses and attorneys' fees of such Creditor related thereto), the obligations of Company under the Debt Documents of such Creditor and this Agreement, and all of such Creditor's rights and remedies under its Debt Documents and this Agreement shall automatically be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made, to the extent of any harm to such Creditor.

XIV. PAYMENT OF EXPENSES. In the event any action (whether or not in a court proceeding) shall be required to interpret, implement, modify, or enforce the terms and provisions of the Restructure Documents, and/or to declare rights under same, the prevailing party in such action shall recover from the losing party all of its fees and costs, including, but not limited to, the reasonable attorneys' fees and costs (if applicable) of the prevailing party's outside counsel and the allocated costs of the prevailing party's in-house counsel.

XV. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with and shall be governed by the laws of the State of California without regard to the rules of conflict of laws of the State of California or any other jurisdiction.

XVI. SUCCESSORS, ASSIGNMENT.

     A. This Agreement shall be binding on and inure to the benefit of all of the parties hereto, and upon the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and each of them. The terms and provisions of this Agreement are for the exclusive benefit of Company, Bank and Purchasers, and may not be transferred, assigned, pledged, set over or negotiated to any Person without the prior express written consent of Bank and Purchasers.

     B. Notwithstanding any other provisions contained herein, Bank and Purchasers may sell, transfer, negotiate, assign or grant participations in all or a portion of its rights in the Restructure Documents to any Person without prior notice to Company; PROVIDED, HOWEVER, that any such assignee shall be bound by the terms and provisions of the Restructure Documents.

XVII. COMPLETE AGREEMENT OF PARTIES.

     A. This Agreement and the Restructure Documents constitutes the entire agreement among Company, Bank and Purchasers, arising out of, related to or connected with the subject matter of this Agreement.

     B. Any supplements, modifications, waivers or terminations of this Agreement shall not be binding unless executed in writing by the parties to be bound thereby.

     C. No waiver of any provision of this Agreement shall constitute a waiver of any other provisions of this Agreement (whether similar or not), nor shall such waiver constitute a continuing waiver unless otherwise expressly so provided.

XVIII. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute but one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an originally executed counterpart of this Agreement.

XIX. CONTRADICTORY TERMS; SEVERABILITY.

     A. In the event that any term or provision of this Agreement contradicts any term or provision of any other document, instrument or agreement among the parties including, but not limited to, any of the Restructure Documents, the terms of this Agreement shall control.

     B. If any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, such provision shall be severable from all other provisions of this Agreement, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be adversely affected or impaired, and shall thereby remain in full force and effect.

XX. CONTINUING COOPERATION. The parties hereto shall cooperate with each other in carrying out the terms and intent of this Agreement, and shall negotiate in good faith to complete and execute such other documents, instruments and agreements as are reasonably required to effectuate the terms and intent of this Agreement, including (x) finalizing the Leasehold Mortgages as soon as reasonably practicable and (y) completing those documents, instruments and agreements required to evidence that all filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, which shall be necessary to create, in favor of the AGC Collateral Agent on behalf of Creditors or the AGC/NGOP Collateral Agent on behalf of each Creditor and NGOP, as applicable, (x) a perfected first priority Lien encumbering the Collateral other than the Mountaingate Property, and (y) a perfected second priority Lien encumbering the Mountaingate Property, in each case subject only to Permitted Liens.

XXI. COURSE OF DEALING; WAIVERS.

     A. No course of dealing on the part of either Creditor, or its respective officers, nor any failure or delay in the exercise of any right(s) by such Creditor, shall operate as a waiver thereof, and any single or partial exercise of any such right(s) shall not preclude any later exercise of any such right(s).

     B. Either Creditor's failure at any time to require strict performance by Company of any provision shall not affect any right(s) of such Creditor thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by the party possessing such right.

     C. Notwithstanding anything to the contrary herein, by entering into the AGC/NGOP Collateral Agency Agreement and the collateral sharing mechanism set forth therein, neither Creditor is waiving its rights to challenge, reduce or seek subordination of any and all claims by NGOP, including delinquent rent and lease termination fees and any rejection damages that may now or hereafter be allegedly due from Company or GEI to NGOP.

XXII. CONSULTATION WITH COUNSEL.

     A. Each party hereto acknowledges that it is freely and voluntarily entering into this Agreement and the other Restructure Documents.

     B. Each party hereto also acknowledges that it has been represented by counsel of its own choice at each stage in the negotiation of this Agreement and the other Restructure Documents, or has knowingly and voluntarily elected not to be represented by counsel at each stage in the negotiation of this Agreement and the other Restructure Documents.

     C. To the extent any party was represented by counsel, said party acknowledges that:

          1. It has relied on such counsel's advice throughout all of the negotiations which preceded the execution of this Agreement and the other Restructure Documents, and in connection with the preparation and execution of this Agreement and the other Restructure Documents;

          2. Such counsel has read and approved this Agreement and the other Restructure Documents; and

          3. Such counsel has advised such party concerning the validity and effectiveness of this Agreement and the other Restructure Documents, and the transactions to be consummated in accordance therewith.

     XXIII. NOTICES. All notices and other communications provided for under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page hereof, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Company or a Creditor may specify in writing from time to time. Notices sent by first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth Business Day after deposit in the U.S. mail. Notices sent by facsimile transmission shall be deemed delivered when sent.

                            [SIGNATURE PAGE FOLLOWS]

     THE PARTIES HERETO, AND EACH OF THEM, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE DEBT DOCUMENTS, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.





AGREED AND ACCEPTED:

Company:                                AMERICAN GOLF CORPORATION



                                        By:/s/ Edward R. Sause
                                           -----------------------------
                                        Its: CFO

     THE PARTIES HERETO, AND EACH OF THEM, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE DEBT DOCUMENTS, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.



AGREED AND ACCEPTED:



Bank:                                   BANK OF AMERICA, N.A.


                                        By: /s/ Ronald J. Parisi
                                           ---------------------------------
                                        Its: Senior Vice President

     THE PARTIES HERETO, AND EACH OF THEM, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE DEBT DOCUMENTS, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.



AGREED AND ACCEPTED:

Purchasers:                     TEACHERS INSURANCE AND ANNUITY
                                ASSOCIATION OF AMERICA



                                By:/s/ Roi G. Chandy
                                   -------------------------------------
                                Its: Director - Special Situations


                                THE TRAVELERS INSURANCE COMPANY



                                By:/s/ Pamela Westmoreland
                                   -------------------------------------
                                Its: Investment Officer


                                JEFFERSON-PILOT LIFE INSURANCE COMPANY



                                By:/s/ Robert E. Whalen, II
                                   ------------------------------------
                                Its: Vice President


                                NATIONAL LIFE INSURANCE COMPANY



                                By:/s/ R. Scott Higgins
                                   ------------------------------------
                                Its: Vice President, NL Capital

                                LIFE INSURANCE COMPANY OF THE SOUTHWEST


                                By:/s/ R. Scott Higgins
                                   ------------------------------------
                                Its: Vice President, NL Capital


                                AUSA LIFE INSURANCE COMPANY, INC.


                                By:/s/ John Bailey
                                   ------------------------------------
                                Its: Vice President



                                PFL LIFE INSURANCE COMPANY


                                By:/s/ John Bailey
                                   ------------------------------------
                                Its: Vice President